CHISHOLM & ASSOCIATES
                         Certified Public Accountants
A Professional                  P.O. Box 540216           Office (801)292-8756
Corporation              North Salt Lake, Utah 84054      FAX (801) 292-8809

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                       CONSENT OF INDEPENDENT AUDITORS




      We hereby consent to the use of our report dated February 15, 2001, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Whole Living, Inc. for the fiscal years ended December 31, 2000 and 1999.



/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah
June 29, 2001